Exhibit 21.1

Subsidiaries of Duquesne Light Holdings, Inc.

Entity	Jurisdiction
AquaSource, Inc. (Inactive)	Delaware

Cherrington Insurance, Ltd.	Bermuda

DQE Capital Corporation	Delaware

DQE Enterprises, Inc.	Pennsylvania
Allegheny Development Corporation (Inactive)	Pennsylvania
BodyMedia, Inc.	Delaware
In-Transition, Inc. (Inactive)	Pennsylvania
Lab Cor, Inc.	Oregon
NWP Services Corp.	Delaware

DQE Financial Corp.	Delaware
Montauk Synfuels, LLC	Delaware
Duquesne Power, LLC	Delaware
Mariner Investment Strategies, LLC.	Delaware
Diemen No. 33 LLC	Delaware
Diemen-Flevo Co.	Delaware
Alkmaar, LLC	Delaware
Schiphol LLC	Delaware
Holyhead LLC	Delaware
Maasvlakte LLC	Delaware
Monticello Two Corporation	Delaware
Utrecht LLC	Delaware
North Shore Affordable Housing, LLC	Delaware

DQE Systems, Inc. (Inactive)	Pennsylvania
DQE Communications, LLC.	Pennsylvania
DQE Communications Network Services LLC	Pennsylvania
Duquesne Broadband LLC	Delaware
Duquesne Broadband Smart Grid LLC	Delaware

Duquesne Energy Solutions, LLC	Delaware
DES Corporate Services, Inc.	Delaware
DES Operating Services, Inc.	Delaware
DH Energy, L.P. *	Pennsylvania
DQE Synfuels, L.P. *	Pennsylvania
DES Synfuel Operating Services, Inc.	Delaware
DH Energy, LLC	Pennsylvania
DH Energy, L.P. *	Pennsylvania
DQE Synfuels LLC	Delaware
DH Canada, Inc.	New Brunswick
DQE Synfuels, L.P. *	Pennsylvania
M T Detroit, Inc. (Inactive)	Delaware
DTE Pittsburgh, LLC	Delaware
M T Energy, Inc.	Pennsylvania

Duquesne Light Company	Pennsylvania
Duquesne Power Two, LLC (Inactive)	Delaware
Monongahela Light and Power Company	Pennsylvania
DataCom Information Systems, LLC	Delaware
Maglev, Inc.	Pennsylvania
Oakridge Resources, Inc. (Inactive)	Pennsylvania

Duquesne Light Energy, LLC	Delaware

Duquesne Generation Company	Pennsylvania
Duquesne Conemaugh LLC	Pennsylvania
Duquesne Keystone LLC	Pennsylvania

Subsidiaries of Duquesne Light Company

Entity	Jurisdiction
Duquesne Power Two, LLC (Inactive)	Delaware
Monongahela Light and Power Company	Pennsylvania
DataCom Information Systems, LLC	Delaware
Maglev, Inc.	Pennsylvania
Oakridge Resources, Inc. (Inactive)	Pennsylvania

*	Multiple Parents